Exhibit 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Restricted Stock Plan of our report dated August 7 with respect to the consolidated financial statements of Buckeye Technologies Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1997 and the related financial statements schedule included therein,filed with the Securities and Exchange Commission.

                                                       /s/ ERNST & YOUNG LLP
                                                      -----------------------
                                                         Ernst & Young LLP

Memphis, Tennessee
August 10, 1998